Exhibit 10.52

AMENDMENT NUMBER 16
TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009

AMENDMENTS EFFECTIVE JANUARY 1, 2021

1.Add the following as paragraph 2.27.1:
“2.27.1 Indexing Percentage
“Indexing Percentage” means:
(a)In respect of the USW Service of a Member:
(i)whose Last Date of Hire is prior to the Pension Limit Date for USW Service; and
(ii)whose Date of Cessation of Membership is on or after January 1, 2021,
60%, and
(b)In respect of all other periods of Pensionable Service, 50%.
2.Clause 8.01(b)(iii) is deleted and replaced with the following:
“(iii) multiplied by the applicable percentage determined from the following table:

Period of Pensionable Service	If Member’s last date of hire was before:	then the following percentage is used:	If Member’s last date of hire is on or after:	then the following percentage is used:

TCRC-MWED Service	June 1, 2013	1.80%	June 1, 2013	1.70%
CPPA	June 1, 2013	1.80%	June 1, 2013	1.70%
USW Service	January 1, 2021	1.90%	January 1, 2021	1.70%
IBEW Service	January 1, 2021	1.80%	January 1, 2021	1.70%
Unifor Service	May 1, 2015	1.80%	May 1, 2015	1.70%
TCRC-RTE Service	June 1, 2013	1.80%	June 1, 2013	1.70%
RCTC Service	June 1, 2013	1.80%	June 1, 2013	1.70%
Management Service	June 1, 2013	1.30%	June 1, 2013	1.30%
3.Delete subparagraph 8.08(a) and replace it with the following:
“(a) Pension Limit Date, Prior Pension Limit, and Future Pension Limit are the dates and amounts, as applicable, set out in the table below:

	1	2	3
Period of Pensionable Service	Pension Limit Date	Prior Pension Limit	Future Pension Limit
TCRC-MWED Service	June 1, 2013	$1,975	$1,715
CPPA Service	June 1, 2013	$1,975	$1,715
USW Service	January 1, 2021	$1,975	$1,715
IBEW Service	January 1, 2021	$2,075	$1,715
Unifor Service	May 1, 2015	$2,050	$1,715
TCRC-RTE Service	June 1, 2013	$2,200	$1,715
RCTC Service	June 1, 2013	$2,200	$1,715
Management Service	June 1, 2013	$1,975	$1,715

4.Delete paragraph 16.03 and replace it with the following:
“16.03 Indexation Formula
The amount by which any pension shall be increased shall be calculated by multiplying
(a)the least of
(i)the Indexing Percentage multiplied by (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:
(A)is the average of the Consumer Price Indices for each month in the twelve (12) month period ending on the immediately preceding September 30th,
(B)is the average of the Consumer Price Indices for the twelve (12) month period immediately preceding the period in subclause (A), and
(C)is one (1).
(ii)three percent (3%), and
(iii)one hundred percent (100%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:
(A)is the average Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period ending on the September 30th preceding the twelve (12)-month period determined in subclause (i)(A) above,
(B)is the average of the Consumer Price Indices, within the meaning of subparagraph 2.15(a), for the twelve (12)-month period immediately preceding the period in subclause (A), and
(C)is one (1).
by
(b)the lesser of
(i)the amount of pension, but excluding the temporary pension, if any, then payable to that person, and
(ii)(A) $1,500 per month in the case of Pensioners and their Spouses or Post-Retirement Spouses, as the case may be, and in the case of Spouses of Members who died in Service, plus
(B) in the case of Members with Pension Accrued as a Management Employee on or after January 1, 2001, 75% of the amount of pension payable to that person which is in excess of $1,500 per month and which is in respect of Management Service on and after January 1, 2001.”